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Exhibit 8.1

FORM OF OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

[            ], 2009

Liberty Media Corporation
12300 Liberty Boulevard
Englewood, Colorado 80112

Ladies and Gentlemen:

        We have acted as special tax counsel to Liberty Media Corporation ("Liberty Media") in connection with the split-off of Liberty Entertainment, Inc. ("LEI"). In rendering our opinion set forth herein, we have examined and relied upon, without independent investigation or verification, the facts, information, statements, covenants, representations and warranties contained in the originals or copies, certified or otherwise identified to our satisfaction, of (i) the proxy statement on Schedule 14A of Liberty Media (the "Proxy Statement"), filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), including all exhibits and enclosures thereto, (ii) the officer's certificate from Liberty Media, dated [                  ], including all exhibits thereto, (iii) letters from certain shareholders of Liberty Media, dated [                        ], regarding the split-off, (iv) such other documents and records as we deem necessary or appropriate as a basis for this opinion, and (v) certain other statements made by Liberty Media and LEI. We have also examined and relied upon, without independent investigation or verification, the initial and continuing accuracy and completeness of the facts, information, statements, covenants, representations and warranties contained in the originals or copies, certified or otherwise identified to our satisfaction, of (i) the request by Liberty Media for rulings regarding the split-off from the Internal Revenue Service (the "IRS"), as subsequently supplemented from time to time, including all exhibits and enclosures thereto (the "Ruling Request"), and (ii) the private letter ruling issued by the IRS to Liberty Media regarding the split-off (the "Ruling").

        Our opinion assumes and is conditioned on, among other things, the initial and continuing effectiveness and validity of the Ruling and the initial and continuing accuracy and completeness (which we have neither investigated nor verified) of the facts, information, statements, covenants, representations, warranties and agreements set forth in the documents referred to above. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic, electronic or facsimile copies and the authenticity of the originals of such documents. We also have assumed that the split-off will be consummated in the manner contemplated by the Ruling and as described in the Proxy Statement and the Ruling Request, and that none of the terms and conditions contained therein will have been waived or modified in any respect.

        In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder (the "Regulations"), published rulings and procedures of the IRS, published judicial decisions, and such other authorities as we have considered relevant, in each case, as in effect on the date hereof. It should be noted that the Code, the Regulations, judicial decisions, administrative interpretations and such other authorities are subject to change at any time and, in some circumstances, with retroactive effect. No assurances can be given that the IRS will not assert a position contrary to one or more of the conclusions set forth in our opinion or that a court will not agree with the IRS's position. A change in any of the authorities upon which our opinion is based could affect one or more of our conclusions as stated herein. We undertake no responsibility to advise you of any future change in the matters stated herein or in the federal income tax laws or the application or interpretation thereof.

        Based solely upon and subject to the foregoing and the qualifications set forth in the Proxy Statement, under current United States federal income tax law:

  The discussion contained in the Proxy Statement under the caption "MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE SPLIT-OFF," insofar as it summarizes United States federal income tax law, is our opinion.

        Except as expressly set forth above, we express no other opinion regarding the tax consequences of the split-off. This opinion has been prepared for you in connection with the split-off and the Proxy Statement and may not be relied upon by anyone else without our prior written consent. In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the use of our name under the captions "MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE SPLIT-OFF" and "LEGAL MATTERS" in the Proxy Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

        The opinion expressed herein is as of the date hereof, and we disclaim any undertaking to advise you of changes of facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

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  Exhibit 8.1
FORM OF OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP